Artisan Partners Asset Management Inc. Reports 1Q14 Results
Milwaukee, WI - April 29, 2014 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended March 31, 2014, including net income and earnings per share for the period.

“During the first quarter, we had several developments that highlight the benefits of and our commitment to a high value-added investment focus. We received recognition from several prestigious industry organizations for the quality of our investment results, because of demand for our Global Value team’s strategies we closed our Global Value strategy to most new mutual fund investors, in addition to most new separate account clients and we successfully launched our fourteenth strategy, Artisan Partners High Income,” Eric Colson, President and CEO, said.

Business Update

Mr. Colson noted, “As of March 31, 2014, 8 of our 11 investment strategies (excluding strategies launched within the last five years) had added value relative to their broad performance benchmarks over the trailing 5-year period and since each strategy’s inception. All seven of our investment strategies with a 10-year track record have added value over the trailing 10-year period. In addition, more than 90% of our assets under management were in strategies outperforming the respective benchmarks over the trailing 3-year and 10-year periods and since each strategy’s inception. Over the last five years, our U.S. Mid-Cap Value, U.S. Small-Cap Value and Emerging Markets strategies have participated strongly in the bull market, but each trails its benchmark for that period.

“The quality of our long-term investment results was highlighted by the announcement of several industry awards for our investment teams. Our Global Value team won Morningstar’s International-Stock Fund Manager of the Year for 2013 in the U.S. and received a Lipper Fund Award. Our Global Equity team was also nominated for Morningstar’s International-Stock Fund Manager of the Year for 2013 in the U.S. and received a Lipper Fund Award. Our Growth Team was named Mid Cap Growth Equity Investment Manager of the Year by Institutional Investor. We value this type of recognition because the awards recognize the benefits of our business model -- high value-added investing with experienced investment professionals.

“Our business development results in the first quarter were diversified but biased towards commingled vehicles. Four of our five distribution channels and four of our six investment teams experienced positive client cash flows in the quarter. The broker dealer channel has remained an area of strength. The institutional channel has experienced outflows primarily as a result of asset allocation policy decisions, our commitment to fee discipline and performance. Across teams, our Global Equity and Global Value teams were standouts. Ongoing demand for our Global Value strategy led to a further closing to protect the alpha potential of the strategy over the long-term.

“Financial results across our primary financial metrics were consistent with our expectations. Organic growth remained solid and drove asset growth along with market appreciation. A healthy operating margin translated to an improvement in adjusted earnings.

“The development of investment products at our firm and our search for new investment talent continue to be driven by the secular trends of globalization and investment policy evolution. Both trends are resulting in growing interest in cost conscious, benchmark-constrained ‘beta’ products and unconstrained, value-added ‘alpha’ products. We are not a scale or price competitive ‘beta’ manager. We emphasize ‘alpha’ and value creation. As a result, we believe in creating more investment freedom in our products. This is evidenced by the shorter list of investment constraints we have in the products we have launched over the last seven years. Our newest strategy, Artisan Partners High Income, is designed in a way that is consistent with that evolution. As we interview investment talent and discuss product extensions for all of our teams we expect to emphasize value creation and investment freedom.”

March Quarter of 2014 Highlights

•	Assets under management (“AUM”) of $107.4 billion at March 31, 2014

•	Net client cash inflows of $1.4 billion (excluding $141 million transferred out during the quarter and reinvested in April of 2014)

•	GAAP operating income of $67.2 million and operating margin of 33.3%

•	GAAP net income of $8.6 million or $2.29 loss per basic and diluted share

•	Adjusted[1] operating income of $90.9 million and adjusted[1] operating margin of 45.1%

•	Adjusted[1] net income of $56.0 million or $0.78 per adjusted[1] share
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$107.4	$105.5	$83.2
Average	106.2	101.0	79.2

Consolidated Financial Results (GAAP)
Revenues	$201.8	$197.6	$148.2
Operating income (loss)	67.2	58.4	(421.3)
Operating margin	33.3%	29.6%	(284.3)%
Net income attributable to Artisan Partners Asset Management Inc.[2]	8.6	10.1	3.0
Basic and diluted earnings per share	(2.29)	(3.04)	0.19

Adjusted[1] Financial Results
Adjusted operating income	$90.9	$84.7	$54.9
Adjusted operating margin	45.1%	42.9%	37.0%
Adjusted EBITDA[3]	$91.3	$90.7	$55.6
Adjusted net income	56.0	55.0	33.2
Adjusted earnings per adjusted share	$0.78	$0.77	$0.47

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1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $107.4 billion
Our AUM increased to $107.4 billion at March 31, 2014, an increase of $1.9 billion, or 1.8%, compared to $105.5 billion at December 31, 2013 as a result of $1.4 billion in net client cash inflows and $648 million of market appreciation. Compared to March 31, 2013, AUM increased $24.2 billion, or 29.1%, due to $17.9 billion in market appreciation and $6.4 billion of net client cash inflows.
Average AUM for the March quarter of 2014 was $106.2 billion, an increase of 5.1% compared to average AUM for the December quarter of 2013 of $101.0 billion and a 34.1% increase from the average of $79.2 billion for the March quarter of 2013.
March 31, 2014 AUM includes $722 million of outflows resulting from a separate account client termination in late March. The pension fund client communicated that the termination was a result of its decision to consolidate assets with a smaller number of managers and reduce its overall cost structure. The termination is evidence that our flows will be lumpy over time and also reflects our commitment to fee discipline which is one of the cornerstones of our financial model. Over the long-term our financial model has been critical to our ability to attract and retain investment talent, deliver strong financial results and produce a stable and diverse business able to weather various market environments.
March Quarter of 2014 Compared to December Quarter of 2013
GAAP net income was $8.6 million, or $2.29 loss per basic and diluted share, in the March quarter of 2014 compared to net income of $10.1 million, or $3.04 loss per basic and diluted share, in the December quarter of 2013. Net income per basic and diluted share was negatively impacted in both periods by our purchase of shares of our convertible preferred stock and subsidiary preferred equity for an amount greater than the carrying value of the repurchased equity. Adjusted net income was $56.0 million, or $0.78 per adjusted share, in the March quarter of 2014 compared to adjusted net income of $55.0 million, or $0.77 per adjusted share, in the December quarter of 2013. Included in adjusted net income for the December quarter of 2013 was a net benefit of $1.3 million ($5.1 million investment earnings net of related compensation expense and income taxes) from the sale of investments held in connection with the pre-IPO retention award for investment teams that ended on December 31, 2013. The net gain contributed $0.02 to adjusted net income per adjusted share in the December quarter of 2013.

•
Revenues of $201.8 million in the March quarter of 2014 increased $4.2 million from $197.6 million in the December quarter of 2013 primarily due to higher average AUM as a result of net client cash inflows and market appreciation.

•
Operating expenses of $134.6 million in the March quarter of 2014 decreased $4.6 million from $139.2 million in the December quarter of 2013 driven primarily by a $2.5 million decrease in offering related proxy expenses and a decrease in compensation and benefits expense. Compensation and benefits expense for the December quarter of 2013 included $3.3 million of cash retention and severance expenses.

•	GAAP operating margin was 33.3% for the March quarter of 2014 compared to 29.6% for the December quarter of 2013.

•
Adjusted operating margin was 45.1% for the March quarter of 2014 compared to 42.9% for the December quarter of 2013 as a result of higher revenues and lower compensation and benefits expense, which resulted primarily from the termination of the pre-IPO retention award.

March Quarter of 2014 Compared to March Quarter of 2013
GAAP net income was $8.6 million, or $2.29 loss per basic and diluted share, in the March quarter of 2014 compared to net income of $3.0 million, or $0.19 per basic and diluted share, in the March quarter of 2013. Net income per basic and diluted share was negatively impacted in the March quarter of 2014 by our purchase of shares of our convertible preferred stock and subsidiary preferred equity for an amount greater than the carrying value of the repurchased equity. Adjusted net income was $56.0 million, or $0.78 per adjusted share, in the March quarter of 2014 compared to adjusted net income of $33.2 million, or $0.47 per adjusted share, in the March quarter of 2013.

•
Revenues of $201.8 million in the March quarter of 2014 increased $53.6 million from $148.2 million in the March quarter of 2013 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $134.6 million in the March quarter of 2014 decreased $434.9 million from $569.5 million in the March quarter of 2013 resulting primarily from a decrease in pre-offering related compensation expense. The decrease was partially offset by increased non-offering related compensation and benefits expense in the March quarter of 2014, which increased due to higher bonuses, most of which are directly linked to our revenue growth as well as expense related to restricted shares awarded to employees in the third quarter of 2013. Compensation and benefits expense for the March quarter of 2013 included $9.3 million of cash retention and severance expenses.

•	GAAP operating margin was 33.3% for the March quarter of 2014 compared to a negative margin of 284.3% in the March quarter of 2013 as a result of pre-offering related compensation expense.

•
Adjusted operating margin was 45.1% for the March quarter of 2014 compared to 37.0% for the March quarter of 2013. The increase in adjusted operating margin was the result of higher revenues and lower cash retention and severance expenses (including lower expense related to the pre-IPO retention award), partially offset by increased other compensation and benefits. Adjusted operating margin was negatively impacted in the March quarter of 2014 by approximately 210 basis points due to increased compensation and benefits expense resulting from restricted shares awarded to employees during the third quarter of 2013.

Capital Management
Cash and cash equivalents were $208.4 million at March 31, 2014, compared to $211.8 million at December 31, 2013. During the March quarter of 2014, the Company paid a special annual dividend in addition to a quarterly dividend. The Company had total borrowings of $200.0 million at March 31, 2014 and December 31, 2013. On March 12, 2014, the Company completed an offering of 9,284,337 shares of Class A common stock and utilized all the net proceeds to purchase 6,284,337 common units and 2,256,883 preferred units of Artisan Partners Holdings and 743,117 shares of convertible preferred stock.
Total stockholders’ equity was $119.6 million at March 31, 2014, compared to $132.3 million at December 31, 2013. The Company had 29.1 million shares of Class A common stock outstanding and 0.5 million shares of convertible preferred stock outstanding at March 31, 2014.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at March 31, 2014.

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CONFERENCE CALL
The Company will host a conference call on April 30, 2014, at 10:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers; the conference ID is 10042833. A replay of the call will be available until May 8, 2014 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10042833. In addition, the webcast will be available on the Company’s website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
We post updated AUM information under the Financial Information section of our Investor Relations website (www.apam.com) after the conclusion of the seventh NYSE trading day of each month.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
Lipper, Morningstar and Institutional Investor awards are not affiliated with, and provide awards independently of, Artisan Partners. Qualification for the respective award is based on the historical returns achieved by one or more of the investment products managed by the recipient investment team and may also include subjective or objective criteria considered by the respective award provider. Past performance does not guarantee future results. None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$139.8	$133.8	$99.5
Separate accounts	62.0	61.3	48.7
Performance fees	—	2.5	—
Total revenues	201.8	197.6	148.2

Operating expenses
Compensation and benefits	85.9	87.8	72.7
Pre-offering related compensation - share-based awards	23.6	23.7	333.2
Pre-offering related compensation - other	—	—	143.0
Total compensation and benefits	109.5	111.5	548.9
Distribution and marketing	11.1	11.3	8.2
Occupancy	2.7	2.7	2.6
Communication and technology	4.5	4.1	3.3
General and administrative	6.8	9.6	6.5
Total operating expenses	134.6	139.2	569.5
Operating income (loss)	67.2	58.4	(421.3)
Interest expense	(2.9)	(2.9)	(3.2)
Net gain on the valuation of contingent value rights	—	9.3	24.8
Net gain (loss) of Launch Equity	(0.6)	1.6	4.8
Net investment income	—	5.1	—
Other non-operating income (loss)	(0.3)	—	—
Total non-operating income (loss)	(3.8)	13.1	26.4
Income (loss) before income taxes	63.4	71.5	(394.9)
Provision for income taxes	11.2	9.3	4.4
Net income (loss) before noncontrolling interests	52.2	62.2	(399.3)
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	44.2	50.5	(407.1)
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	(0.6)	1.6	4.8
Net income attributable to Artisan Partners Asset Management Inc.	$8.6	$10.1	$3.0

Basic and diluted earnings (loss) per share - Class A common shares	$(2.29)	$(3.04)	$0.19

Average shares outstanding
Class A common shares	20.2	16.1	12.7
Unvested restricted shares	1.6	1.6	—
Convertible preferred shares	1.0	1.7	2.6
Total average shares outstanding	22.8	19.4	15.3

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$8.6	$10.1	$3.0
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	44.2	50.5	(407.1)
Add back: Provision for income taxes	11.2	9.3	4.4
Add back: Pre-offering related compensation - share-based awards	23.6	23.7	333.2
Add back: Pre-offering related compensation - other	—	—	143.0
Add back: Offering related proxy expense	0.1	2.6	—
Less: Net gain on the valuation of contingent value rights	—	9.3	24.8
Less: Adjusted provision for income taxes	31.7	31.9	18.5
Adjusted net income (Non-GAAP)	$56.0	$55.0	$33.2

Average shares outstanding
Class A common shares	20.2	16.1	12.7

Assumed vesting, conversion or exchange of:
Unvested restricted shares	1.6	1.6	—
Convertible preferred shares outstanding	1.0	1.7	2.6
Artisan Partners Holdings LP units outstanding (non-controlling interest)	48.7	52.1	54.7
Adjusted shares	71.5	71.5	70.0

Adjusted net income per adjusted share (Non-GAAP)	$0.78	$0.77	$0.47

Operating income (loss) (GAAP)	$67.2	$58.4	$(421.3)
Add back: Pre-offering related compensation - share-based awards	23.6	23.7	333.2
Add back: Pre-offering related compensation - other	—	—	143.0
Add back: Offering related proxy expense	0.1	2.6	—
Adjusted operating income (Non-GAAP)	$90.9	$84.7	$54.9

Adjusted operating margin (Non-GAAP)	45.1%	42.9%	37.0%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$8.6	$10.1	$3.0
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	44.2	50.5	(407.1)
Add back: Pre-offering related compensation - share-based awards	23.6	23.7	333.2
Add back: Pre-offering related compensation - other	—	—	143.0
Add back: Offering related proxy expense	0.1	2.6	—
Less: Net gain on the valuation of contingent value rights	—	9.3	24.8
Add back: Interest expense	2.9	2.9	3.2
Add back: Provision for income taxes	11.2	9.3	4.4
Add back: Depreciation and amortization	0.7	0.9	0.7
Adjusted EBITDA (Non-GAAP)	$91.3	$90.7	$55.6

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation (as described below), (2) offering related proxy expense (as described below), (3) the net gain (loss) on the valuation of contingent value rights, and (4) adjustments to remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, as defined below, (2) offering related proxy expense, as defined below, and (3) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock were exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated effective tax rate was 36.2%, 36.1% and 35.8% for the three months ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively. The impact of the change in the 2013 estimated tax rate from 35.8% to 36.1% is reflected in adjusted net income for the three months ended December 31, 2013.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested shares of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding offering related proxy expense and pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, as defined below, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended March 31, 2014 and December 31, 2013, pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company’s initial public offering, which closed on March 12, 2013. For the three months ended March 31, 2013, pre-offering related compensation includes (1) expense resulting from cash incentive compensation payments triggered by the IPO and expense associated with the reallocation of post-IPO profits from certain pre-IPO partners to employee-partners, (2) one-time expense, resulting from the modification of the Class B common unit awards at the time of the IPO, based on the difference between the carrying value of the liability associated with the vested Class B common units immediately prior to the IPO and the value based on the offering price per share of Class A common stock in the IPO, (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to the IPO, (4) distributions to the Class B partners of Artisan Partners Holdings, (5) redemptions of Class B common units and (6) changes in the value of Class B liability awards during the period.

•
For the three months ended March 31, 2014 and December 31, 2013, offering related proxy expense includes costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$208.4	$211.8
Accounts receivable	62.2	64.1
Investment securities	17.9	7.8
Deferred tax assets	474.8	187.9
Assets of Launch Equity	90.8	89.9
Other	23.0	19.9
Total assets	$877.1	$581.4

Liabilities and equity
Accounts payable, accrued expenses, and other	$113.2	$48.9
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	405.2	160.7
Liabilities of Launch Equity	39.1	39.5
Total liabilities	757.5	449.1

Total equity	119.6	132.3
Total liabilities and equity	$877.1	$581.4

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2014	2013	2013	2013	2013

Beginning assets under management	$105,477	$96,931	$74,334	8.8%	41.9%
Gross client cash inflows	6,639	5,623	6,324	18.1%	5.0%
Gross client cash outflows	(5,226)	(4,142)	(4,138)	(26.2)%	(26.3)%
Net client cash flows	1,413	1,481	2,186	(4.6)%	(35.4)%
Market appreciation (depreciation)	648	7,065	6,658	(90.8)%	(90.3)%
Net transfers [1]	(141)	—	—	100.0%	100.0%
Ending assets under management	$107,397	$105,477	$83,178	1.8%	29.1%
Average assets under management	$106,172	$101,005	$79,152	5.1%	34.1%

	For the Three Months Ended			% Change from
	March 31,	March 31,		March 31,
	2014	2013		2013

Beginning assets under management	$105,477	$74,334		41.9%
Gross client cash inflows	6,674	6,324		5.5%
Gross client cash outflows	(5,262)	(4,138)		(27.2)%
Net client cash flows	1,412	2,186		(35.4)%
Market appreciation (depreciation)	650	6,658		(90.2)%
Ending assets under management	$107,539	$83,178		29.3%
Average assets under management	$106,170	$79,152		34.1%

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle. The $141 million transferred out of one strategy in the first quarter was transferred back into another strategy in early April 2014.

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
March 31, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	2,622	850	1,389	1,688	14	76	6,639	5,503	1,136	6,639
Gross client cash outflows	(979)	(2,163)	(897)	(795)	(392)	—	(5,226)	(3,179)	(2,047)	(5,226)
Net client cash flows	1,643	(1,313)	492	893	(378)	76	1,413	2,324	(911)	1,413
Market appreciation (depreciation)	(356)	340	419	286	(41)	—	648	305	343	648
Net transfers [1]	—	—	—	(141)	—	—	(141)	(35)	(106)	(141)
Ending assets under management	$28,604	$22,051	$23,344	$31,995	$1,327	$76	$107,397	$62,475	$44,922	$107,397
Average assets under management [2]	$27,715	$22,388	$23,290	$31,306	$1,464	$62	106,172	$60,761	$45,411	$106,172

December 31, 2013
Beginning assets under management	$24,761	$21,421	$21,044	$27,976	$1,729	$—	$96,931	$54,489	$42,442	$96,931
Gross client cash inflows	1,634	1,213	1,128	1,613	35	—	5,623	4,342	1,281	5,623
Gross client cash outflows	(981)	(1,175)	(972)	(950)	(64)	—	(4,142)	(2,834)	(1,308)	(4,142)
Net client cash flows	653	38	156	663	(29)	—	1,481	1,508	(27)	1,481
Market appreciation (depreciation)	1,903	1,565	1,303	2,248	46	—	7,065	3,884	3,181	7,065
Net transfers	—	—	(70)	70	—	—	—	—	—	—
Ending assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Average assets under management	$25,926	$22,353	$21,549	$29,402	$1,775	$—	$101,005	$57,018	$43,987	$101,005

March 31, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$—	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	1,540	1,116	1,410	1,994	264	—	6,324	4,570	1,754	6,324
Gross client cash outflows	(908)	(924)	(569)	(343)	(1,394)	—	(4,138)	(2,222)	(1,916)	(4,138)
Net client cash flows	632	192	841	1,651	(1,130)	—	2,186	2,348	(162)	2,186
Market appreciation (depreciation)	1,358	2,334	1,336	1,677	(47)	—	6,658	3,733	2,925	6,658
Net transfers	—	—	—	—	—	—	—	—	—	—
Ending assets under management	$22,082	$19,248	$16,869	$23,214	$1,765	$—	$83,178	$45,684	$37,494	$83,178
Average assets under management	$21,270	$18,157	$16,144	$21,720	$1,861	$—	$79,152	$43,205	$35,947	$79,152

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle. The $141 million transferred out of one strategy in the first quarter was transferred back into another strategy in early April 2014.
2 For the Credit team, average assets under management is for the period between March 19, 2014, when the team’s strategy began investment operations, and March 31, 2014.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of March 31, 2014
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$26,324	(1)	557	400	287	648
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,819	312	624	445	571	544
Global Equity Strategy	4/1/2010	$304	123	803	N/A	N/A	648
Global Small-Cap Growth Strategy	7/1/2013	$157	N/A	N/A	N/A	N/A	225

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$15,916	(320)	108	(93)	283	569
U.S. Small-Cap Value Strategy	6/1/1997	$4,048	(619)	(578)	(343)	187	470
Value Equity Strategy	7/1/2005	$2,087	(521)	(60)	45	N/A	69

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$17,228	756	241	213	242	617
U.S. Small-Cap Growth Strategy	4/1/1995	$3,079	424	510	558	190	112
Global Opportunities Strategy	2/1/2007	$2,995	238	502	687	N/A	630

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$17,161	560	738	770	615	726
Global Value Strategy	7/1/2007	$14,834	776	951	724	N/A	672

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$1,326	74	(290)	(153)	N/A	(91)

Credit Team
High Income Strategy [3]	4/1/2014	$76	N/A	N/A	N/A	N/A	N/A

Total Assets Under Management [4]		$107,397

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1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at March 31, 2014, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. Value-added for periods less than one year is not annualized. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM.
3 High Income Strategy’s composite inception date is April 1, 2014 for the purposes of calculating strategy performance. The strategy began investment operations on March 19, 2014.
4 Includes an additional $42.5 million in assets managed in a portfolio not currently made available to investors other than our employees to evaluate its potential viability as a strategy to be offered to clients.